                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

         [X]   Preliminary Proxy Statement
         [ ]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               THINKPATH.COM INC.
                  --------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1)  Title of each class of securities to which transaction applies:
             (2)  Aggregate number of securities to which transaction
                  applies:
             (3)  Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:           (A)
                                                              -----------
             (4)  Proposed maximum aggregate value of transaction:
             (5)  Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act
             Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)  Amount Previously Paid:
             (2)  Form, Schedule or Registration Statement No.:
             (3)  Filing Party:
             (4)  Date Filed:

                               THINKPATH.COM INC.
                         55 University Avenue, Suite 505
                            Toronto, Ontario M5J 2H7
                                  -------------
                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 2000

TO THE SHAREHOLDERS OF THINKPATH.COM INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the "Annual Meeting") of ThinkPath.com Inc. formerly known as IT Staffing Ltd. (the "Company") will be held at 10:00 A.M. on June 12, 2000 at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7, for the following purposes:

1. To elect the Board of Directors of the Company for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year;

3. To ratify the adoption of the 2000 Stock Option Plan;

4. To vote upon the ratification of the issuance of more than 717,246 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series B Eight Percent (8%) Cumulative Convertible Preferred Stock;
   (ii) the conversion of the Company's Series A Eight Percent (8%) Cumulative Preferred Stock; and (iii) the exercise of Warrants (as defined herein), which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock, and therefore requires Shareholder approval under the rules of the National Association of Securities Dealers, Inc.; and

5. To transact such other business as may properly come before the Annual Meeting and any continuations and adjournments thereof.

         Shareholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the Annual Meeting.

         In order to ensure a quorum, it is important that Shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies at the Annual Meeting. Therefore, whether you expect to attend the Annual Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Annual Meeting and prefer to vote in person, you can revoke your proxy.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Board of Directors, May 9, 2000
/s/ Declan A. French
--------------------
Chairman of the Board of Directors

                               THINKPATH.COM INC.
                         55 University Avenue, Suite 505
                            Toronto, Ontario M5J 2H7
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 2000


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of ThinkPath.com Inc. formerly known as IT Staffing Ltd. (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on June 12, 2000 at 10:00 A.M. at the Company's executive offices located at 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting. This statement, the accompanying Notice of the Annual Meeting and form of proxy have been first sent to the Shareholders on or about May 19, 2000.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the Shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                             OWNERSHIP OF SECURITIES

         Only Shareholders of record at the close of business on April 28, 2000, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Annual Meeting. As of April 28, 2000 there were issued and outstanding 3,586,232 shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one (1) vote on all matters properly coming before the Annual Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of April 28, 2000, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of five percent (5%) or more of the outstanding shares of the common stock of the Company:




 Names and Address of Beneficial                 Amount and Nature of Beneficial         Percentage of Shares
          Owner (1)                                      Ownership (2)                      Outstanding
          ---------                                      -------------                      -----------
Declan A. French........................                1,122,459(3)                          30.4%
Thomas E. Shoup.........................                    1,333(4)                            *
Tony French.............................                    4,333(5)                            *

Lloyd MacLean...........................                  223,459(6)                           6.1%

Kelly Hankinson.........................                    3,167(7)                            *

Roger W. Walters........................                  192,767(8)                           5.3%

John R. Wilson..........................                  132,247(9)                           3.7%

John A. Irwin...........................                  132,247(10)                          3.7%

Marilyn Sinclair........................                   99,230                              2.8%

William J. Neill........................                   22,970(11)                           *

John Dunne..............................                   16,424(12)                           *

James Reddy.............................                   22,970(13)                           *

Working Ventures Canadian Fund Inc......
                                                          425,730(14)                         11.9%
All directors and officers
As a group (13 persons)(3)-(13).........                1,973,606                             51.9%

* Less than one percent (1%).

 (1) Except as set forth above, the address of each individual is 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7.

 (2) Based upon information furnished to the Company by the directors and executive officers or obtained from the Company's stock transfer books. The Company is informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of the date of April 28, 2000, any security which such person or group of persons has the right to acquire within sixty (60) days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Includes 510,563 shares of common stock owned by Christine French, the wife of Declan A. French and 101,333 shares of common stock issuable upon options issued to Declan A. French that are currently exercisable or exercisable within the next sixty (60) days.

 (4) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

 (5) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

 (6) Includes 113,459 shares of common stock owned by Globe Capital Corporation, an Ontario corporation that is wholly-owned by Lloyd MacLean and 50,000 shares of common stock issuable upon options issued to Lloyd MacLean that are currently exercisable or exercisable within the next sixty (60) days. Includes an additional 60,000 shares issued to Globe Capital Corporation in connection with the acquisitions of Cad Cam, Inc. and Object Arts Inc.

 (7) Includes 1,167 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

 (8) Includes 54,000 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

 (9) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(10) Includes 1,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(11) Includes 3,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(12) Consists of 13,091 shares of common stock owned by John Dunne's spouse and includes 3,333 shares of common stock issuable upon options issued to John Dunne that are currently exercisable or exercisable within the next sixty
     (60) days.

(13) Includes 3,333 shares of common stock issuable upon options that are currently exercisable or exercisable within the next sixty (60) days.

(14) Includes 228,242 shares issued in exchange for shares of Object Arts Inc. and 197,488 shares in consideration for the retirement of outstanding debt of Object Arts Inc., both of which were part of the acquisition of Object Arts Inc.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.


                                 PROPOSAL NO. 1

TO ELECT THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

         Seven (7) directors are to be elected at the Annual Meeting to hold officer until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at an annual meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than one (1). The directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. There are no agreements with respect to the election of directors. The Company has paid directors fees for service on the Board of Directors by the issuance of options under the 1998 Stock Option Plan.

                            Shareholder Vote Required

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY EACH OF THE FOLLOWING DIRECTOR NOMINEES



                                                                                                  Position Held
                  Name                          Age            Position with the Company              Since
                  ----                          ---            -------------------------              -----
Declan A. French                                 55         Chairman of the Board of                  1994
                                                            Directors and Chief Executive
                                                            Officer

Kelly Hankinson                                  30         Vice President, Finance and               1999
                                                            Administration and Group
                                                            Controller

Roger W. Walters                                 59         Executive Vice President, U.S.            1999
                                                            Operations and Director

Marilyn Sinclair                                 46         Vice President, President -               2000
                                                            Object Arts Inc. and Director
                                                            Nominee

John Dunne                                       56         Director                                  1998

Arthur S. Marcus                                 35         Director                                  2000

Ronan McGrath                                    52         Director Nominee                           N/A

         Set forth below is a biographical description of each of the Company's director nominees based on information supplied by each of them:

         Declan A. French has served as the Company's Chairman of the Board of Directors and Chief Executive Officer since the Company's inception in February 1994. Prior to founding the Company, Mr. French was President and Chief Executive Officer of TEC Partners Ltd., an information technology recruiting firm in Toronto, Canada. Mr. French has a diploma in Psychology and Philosophy from the University of St. Thomas in Rome, Italy.

         Kelly Hankinson has served as the Company's Vice President, Finance and Administration and Group Controller since May 1999. Ms. Hankinson served as the Company's Controller from February 1994 to May 1999. Ms. Hankinson has a Masters Degree and a Bachelors Degree from York University.

         Roger W. Walters has served on the Company's Board of Directors and as Executive Vice President of U.S. Operations since September 16, 1999, the date the Company acquired Cad Cam, Inc. Mr. Walters served as President of Cad Cam, Inc. since 1988 and was its majority shareholder prior to its sale to the Company in September 16, 1999. Mr. Walter has a Masters degree in Mechanical Engineering.

         Marilyn Sinclair has served as the Company's Vice President and President - Object Arts since January 1, 2000, the date the Company acquired Object Arts, Inc. Ms. Sinclair served as the president of Object Arts Inc. since 1993. Ms. Sinclair has over 8 years experience in the technical training industry, with a strong background in management and human resources. In 19997, MS. Sinclair was chosen as runner-up for the Canadian Woman Entrepreneur of the Year Award.

         John Dunne has served on the Company's Board of Directors since June 1998. Mr. Dunne has been Chairman and Chief Executive Officer of the Great Atlantic & Pacific Company of Canada, Ltd. since August 1997, where he also served as President and Chief Operating Officer from September 1996 until
August 1997. From November 1995 until September 1996, Mr. Dunne was Chairman and Chief Executive Officer of Food Basics Ltd. Prior to that, he had served as Vice Chairman and Chief Merchandising Officer of Great Atlantic & Pacific Company of Canada, Ltd.

         Arthur S. Marcus has served on the Company's Board of Directors since April 2000. Mr. Marcus is a partner at the New York law firm of Gersten, Savage & Kaplowitz, LLP, the Company's United States securities counsel. Mr. Marcus joined Gersten, Savage & Kaplowitz, LLP in 1991 and became a partner in 1996. Mr. Marcus specializes in the practice of United States Securities Law and has been involved in approximately fifty (50) initial public offering and numerous mergers and acquisitions. Mr. Marcus played and instrumental role in the Company's initial public offering in June 1999. Mr. Marcus received a Juris Doctorate from Benjamin N. Cardozo School of Law in 1989.

         Ronan McGrath, Director Nominee, has been the Chief Information Technology Officer of Rogers Communications Inc. and the President of Rogers Shares Services Inc., since their inceptions in 1996. Mr. Ronan was the Chief Information Technology Officer of Canadian National Railways from 1992 to 1996 and was a Senior Manager of Arthur Andersen from 1977 to 1979. Mr. Ronan was awarded the Canadian Chief Information Technology Officer of the Year Award in 1995. Mr. Ronan currently serves on Compaq Computer's Board of Advisers and is a member of the Board of Directors of The Information Technology Association of Canada.

                             Committees of the Board

         In July 1998, the Company's Board of Directors formalized the creation of a Compensation Committee, which is currently comprised of John Dunne, William
J. Neill and Declan A. French. The Compensation Committee has: (i) full power and authority to interpret the provisions of, and supervise the administration of, the Company's 1998 Stock Option Plan; and (ii) the authority to review all compensation matters relating to the Company. The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Company's employees. It is further anticipated that one (1) of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the shares of the Company's common stock will be used in order to make an employee's compensation consistent with Shareholders' gains. It is expected that salaries will be set competitively relative to the information technology and engineering staffing and consulting industry and that individual experience and performance will be considered in setting salaries.

         In July 1998, the Company's Board of Directors also formalized the creation of an Audit Committee, which is comprised of two (2) or more of the Company's directors designated by a majority vote of the Company's entire Board of Directors. A majority of the Audit Committee are directors who are not the Company's officers and who are not and have not been employed by the Company or any of the Company's affiliates. The Audit Committee currently consists of Lloyd MacLean, James Reddy and John Dunne and is charged with reviewing the following matters and advising and consulting with the Company's entire Board of Directors with respect thereto: (i) the preparation of the Company's annual financial statements in collaboration with the Company's chartered accountants; (ii) annual review of the Company's financial statements and annual reports; and
(iii) all contracts between the Company and the Company's officers, directors and other of the Company's affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the Company's entire Board of Directors relating to the foregoing or other matters; however, the Company's senior management, recognizing their own fiduciary duty to the Company and the Company's Shareholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

         The Company has established an Operations Committee in order for the Company's officers to exchange information on industry trends and promote "best practices" among the offices. The head of each regional office and subsidiary will serve on the Operations Committee. Currently, the Operations Committee consists of Declan A. French, Thomas E. Shoup, Tony French, Roger W. Walters, John A. Irwin and John R. Wilson.

         During the year ended December 31, 1999, the Company's Board of Directors met two (2) times on the following dates: July 7, 1999 and December 23, 1999, at which all of the directors were present and acted by written consent in lieu of a meeting two (2) times on the following dates: June 29, 2000 and April 12, 1999. During the year ended December 31, 1999, the Compensation, the Audit and the Operations Committees did not meet.

                    Indemnification of Officers and Directors

         The Company's By-laws provide that the Company shall indemnify to the fullest extent permitted by Canadian law the Company's directors and officers (and former officers and directors). Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been the Company's officer or director if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the Company's best interests, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted, the Company's directors, officers and controlling persons and the Company's underwriters pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses, incurred or paid by one of the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person or by the Company's underwriters in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                             Executive Compensation

         The following table sets forth certain information regarding compensation paid by the Company during each of the last three (3) fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of one hundred thousand United States dollars (US$100,000.00) during the year ended December 31, 1999:

                           Summary Compensation Table
                           --------------------------




         Name and                                               Restricted                              Other
         Principal                       Annual                   Stock                                  Com-
         Position            Year        Salary       Bonus       Awards          Options/SARs         Pensation
         --------            ----        ------       -----       ------          ------------         ---------

Declan A. French,            1999        $98,000       -0-          -0-              -0-                8,342
Chief Executive Officer      1998         98,000       -0-          -0-              -0-                8,342
and Chairman of the Board    1997        104,275       -0-          -0-              -0-                8,342


John A. Irwin,               1999        102,000       -0-          -0-              -0-               94,149
President-Systemsearch       1998        130,580       -0-          -0-              -0-               35,888
Consulting Services Inc.     1997        139,034       -0-          -0-              -0-                8,342



         Name and                                               Restricted                              Other
         Principal                       Annual                   Stock                                  Com-
         Position            Year        Salary       Bonus       Awards          Options/SARs         Pensation
         --------            ----        ------       -----       ------          ------------         ---------
John R. Wilson,                                        -0-          -0-              -0-               76,915
President-International      1999        81,600        -0-          -0-              -0-               77,282
Career Specialists Ltd.      1998        90,000        -0-          -0-              -0-               20,855
                             1997        83,420        -0-          -0-              -0-               10,113

Roger W. Walters,            1999        200,000       -0-          -0-              -0-                 -0-
Executive Vice President -   1998        200,000       -0-          -0-              -0-                 -0-
US Operations ,              1997        200,000       -0-          -0-              -0-                 -0-
President-Cad Cam, Inc. (1)


Thomas E. Shoup,             1999        141,538       -0-          -0-              -0-                 -0-
President and Chief          1998        129,231       -0-          -0-              -0-                 -0-
Operating Officer (2)        1997        111,713       -0-          -0-              -0-                 -0-


(1) This reflects the salary paid to Mr. Walters prior to the Company's acquisition of Cad Cam, Inc. on September 16, 1999.
(2) This reflects the salary paid to Mr. Shoup prior to the Company's acquisition of Cad Cam, Inc. on September 16, 1999.

                              Employment Agreements

         The Company has entered into an employment agreement with Declan A. French whereby he will serve as the Company's Chairman of the Board and Chief Executive Officer for a period of two (2) years commencing on June 1, 1999. Mr. French shall be paid a base salary of ninety eight United States dollars (US$98,000.00) and a bonus equal to (i) two percent (2%) of the Company's gross profit, plus (ii) for each fiscal year, one percent (1%) of the increase in revenue from the prior fiscal year. Mr. French's right to receive the latter portion of the bonus continues for one (1) year beyond the termination of the employment agreement.

         On May 19, 1998, in connection with the acquisition of International Career Specialists Ltd., the Company entered into an employment agreement with John A. Irwin whereby he will serve as President of International Career Specialists Ltd. The employment agreement is for a term of three (3) years commencing on January 1, 1998, the effective date of the acquisition of International Career Specialists Ltd. Mr. Irwin receives a salary of one hundred thirty thousand United States dollars (US $130,000.00) plus a quarterly bonus of two percent (2%) of all permanent placement service revenue and two percent (2%) of the gross profit all contract services revenue.

         In February 1998, in connection with the acquisition of Systemsearch Consulting Services Inc., the Company entered into a three (3) year employment agreement with John R. Wilson whereby he will serve as President of Systemsearch Consulting Services Inc. at a salary of one hundred twenty United States dollars (US$120,000.00) per year. The agreement was effective as of January 2, 1997. Mr. Wilson receives a commission of ten percent (10%) of the permanent placement revenue of Systemsearch Consulting Services Inc. Additionally, he receives sixty five cents (US$0.65) for every hour of contract services provided by information technology professionals placed by Systemsearch Consulting Services Inc., provided that the gross margin on such hour exceeds six United States dollars and fifty cents (US$6.50). Pursuant to the agreement, Mr. Wilson will have control of the day-to-day management of Systemsearch Consulting Services Inc.

         On September 16, 1999, in connection with the acquisition of Cad Cam, Inc., Roger W. Walters was elected to the Company's Board of Directors.

         On September 16, 1999, in connection with the acquisition of Cad Cam, Inc., the Company entered into an employment agreement with Thomas E. Shoup whereby he will serve as the Company's President and Chief Operating Officer. The employment agreement is on a year-to-year basis with a salary of one hundred seventy five thousand United States dollars (US$175,000.00) per year.

         On January 1, 2000, in connection with the acquisition of Object Arts Inc., the Company entered into an employment agreement with Marilyn Sinclair whereby she will serve as the Company's Vice President and as President of Object Arts Inc. The employment agreement is for a term of three (3) years commencing on January 1, 2000 with an annual salary of eighty two thousand United States dollars (US$82,000) per year.

         No other officer has an employment contract with the Company.

                            Compensation of Directors

         There are no standard arrangements for the payment of any fees to directors of the Company for acting in such capacity. Directors of the Company have been issued options to purchase the Company's common stock for services rendered in their capacity as directors. Directors are reimbursed for expenses for attending meetings.

         The Board of Directors and the Shareholders have adopted a 1998 Stock Option Plan, pursuant to which options have been granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company.

                           Options, Warrants or Rights

         On March 22, 2000, Declan A. French was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board and Chief Executive Officer. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Thomas E. Shoup was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. and in consideration for future services to be rendered to the Company in his capacity as President and Chief Operating Officer. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Tony French was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in consideration for services rendered to the Company in his capacity as Executive Vice President. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Kelly Hankinson was issued an option to purchase 3,500 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President, Finance and Administration and Group Controller. The option shall vest at a rate of 1,167 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On January 1, 2000, Roger W. Walters was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of three United States dollars and twenty five cents (US$3.25) per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option is immediately exercisable and expires on December 31, 2000.

         On March 22, 2000, Roger W. Walters was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in consideration for services rendered to the Company in his capacity as Executive Vice President of US Operations and as a Director. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 31, 2000, Roger W. Walters was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of two United States dollars and seventy five cents (US$2.75) per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option is immediately exercisable and expires on December 31, 2000.

         On March 22, 2000, John R. Wilson was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in consideration for services rendered to the Company in his capacity as President of Systemsearch Consulting Services Inc. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John A. Irwin was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of three United States dollars and nineteen cents (US$3.19) per share. The option was issued in consideration for services rendered to the Company in his capacity as President of International Career Specialists Ltd. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 14, 2000, William J. Neill was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of two United States dollars and seventy-eight cents (US$2.78) per share. The option was issued in consideration for services rendered to the Company in his capacity as a Director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 14, 2003. The option expires on March 14, 2005.

         On March 14, 2000, John Dunne was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of two United States dollars and seventy-eight cents (US$2.78) per share. The option was issued in consideration for services rendered to the Company in his capacity as Director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 14, 2003. The option expires on March 14, 2005.

         On March 14, 2000, James Reddy was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of two United States dollars and seventy-eight cents (US$2.78) per share. The option was issued in consideration for services rendered to the Company in his capacity as Director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 14, 2003. The option expires on March 14, 2005.

         The table below reflects the options granted pursuant to the 1998 Stock Option Plan to our present officers and directors and the percentage of the total options issued to such persons, unless otherwise indicated:




   Officer and/or Director              Expiration Date           Options      Percent         Exercise Price
   -----------------------              ---------------          -------      -------         --------------
   Declan A. French                     March 22, 2005             4,000        1.19%              $3.19
   Thomas E. Shoup                      March 22, 2005             4,000        1.19%              $3.19
   Tony French                          March 22, 2005             4,000        1.19%              $3.19
   Kelly Hankinson                      March 22, 2005             3,500        1.03%              $3.19
   Roger W. Walters                     January 1, 2005           25,000*       1.19%              $3.25
                                        March 22, 2005             4,000                           $3.19
                                        March 31, 2005            25,000*                          $2.75
   John R. Wilson                       March 22, 2005             4,000        1.19%              $3.19
   John A. Irwin                        March 22, 2005             4,000        1.19%              $3.19
   William J. Neill                     March 22, 2005            10,000        2.96%              $3.19
   James Reddy                          March 22, 2005            10,000        2.96%              $3.19
   John Dunne                           March 22, 2005            10,000        2.96%              $3.19

* Such options were not granted pursuant to the 1998 Stock Option Plan. Such options were granted to Mr. Walters in connection with the Company's acquisition of Cad Cam, Inc.

                 INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

         In April 1998, the Company acquired all the issued and outstanding capital stock of Systemsearch Consulting Services Inc. and Systems PS Inc. from John R. Wilson for aggregate consideration of ninety eight thousand United States dollars (US$98,000.00) and 174,551 shares of the Company's common stock. The acquisition was effective as of January 2, 1997. Systems PS Inc. is inactive but holds certain assets utilized by Systemsearch Consulting Services Inc. in its operations. Mr. Wilson was not affiliated with the Company prior to the acquisition.

         On May 19, 1998, the Company completed the acquisition of all the issued and outstanding capital stock of International Career Specialists Ltd. for three hundred twenty six thousand United States dollars (US$326,000.00) in cash and 130,914 shares of the Company's common stock to John A. Irwin. In connection with the acquisition, International Career Specialists Ltd. made a distribution to Mr. Irwin of certain of its assets that were not necessary for the operation of the business. The transaction was effective as of January 1, 1998. Mr. Irwin was not affiliated with the Company prior to the acquisition.

         In October 1997, in consideration for business consulting services, including identifying, structuring and effecting the acquisitions of Systemsearch Consulting Services Inc. and International Career Specialists Ltd., the Company issued 113,459 shares its common stock to Globe Capital Corporation, which is controlled by Lloyd MacLean, the Company's Chief Financial Officer and a Director.

         In May 1998, the Company entered into a consulting agreement with Robert M. Rubin, one (1) of the Company's former directors, pursuant to which Mr. Rubin will assist the Company in structuring and negotiating acquisitions, strategic partnerships and other expansion opportunities. In exchange for such services, Mr. Rubin received an option to purchase 200,000 shares of the Company's common stock at a purchase price of two United States dollars and ten cents (US$2.10) per share. Mr. Rubin has agreed not to sell, transfer, assign, hypothecate or otherwise dispose of the shares of the Company's common stock issuable upon exercise of the options for a period of two (2) years after exercise without the Company's consent.

         In November 1998, the Company purchased certain assets of Southport Consulting, Inc. from Michael Carrazza, one (1) of the Company's former directors, for an aggregate of three hundred thousand United States dollars (US$300,000.00) in cash and 40,000 shares of the Company's common stock.

         On September 16, 1999, the Company completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc. for two million United States dollars (US$2,000,000.00) in cash, two million five hundred United States dollars (US$2,500,000.00) pursuant to a promissory note and the issuance of one million five hundred thousand United States dollars (US$1,500,000.00) worth of shares of the Company's common stock to Roger W. Walters, Cad Cam, Inc.'s president. As part of the transaction, Mr. Walters was elected to serve on the Company's Board of Directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Rogers was not affiliated with the Company prior to the acquisition.

         On January 1, 2000, the Company completed the acquisition of all of the issued and outstanding capital stock of Object Arts Inc., an Ontario corporation, in consideration of: (i) the issuance of nine hundred thousand United States dollars (US$900,000.00) worth of the Company's common stock to Working Ventures Custodian Fund in exchange for the retirement of outstanding subordinated debt; (ii) the issuance to Working Ventures Custodian Fund an amount of the Company's common stock equal to the legal fees and professional fees incurred and paid by Working Ventures Custodian Fund in connection with the Company's acquisition of Object Arts Inc.; and (iii) the issuance of one million one hundred thousand United States dollars (US$1,100,000.00) worth of the Company's common stock to the existing shareholders of Object Arts Inc. As part of the transaction, the Company entered into employment agreements with Marilyn Sinclair and Lars Laakes, former officers of Object Arts Inc. Such employment agreements are for a term of three (3) years commencing on January 1, 2000, the effective date of the acquisition, with annual salaries of eighty two thousand United States dollars (US$82,000.00) and seventy five thousand United States dollars (US$75,000.00) per year, respectively. Neither Ms. Sinclair nor Mr. Laakes were affiliated with the Company prior to the acquisition.

           In April 2000, the Company issued 60,000 shares of its common stock to Globe Capital Corporation, an Ontario corporation which is wholly-owned by Lloyd MacLean. Such shares were issued in connection with the acquisitions of Cad Cam, Inc. and Object Arts Inc.

         On April 25, 2000, the Company completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation, in consideration of up to an aggregate of four million five hundred thousand United States dollars (US$4,500,000.00) in a combination of cash, notes payable and shares of the Company's common stock, subject to specific performance criteria be met. On the April 25, 2000, the Company paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., two million five hundred thousand United States dollars (US$2,500,000.00) of the aggregate of four million five hundred thousand United States dollars (US$4,500,000.00), which was paid in accordance with the following schedule: (i) one million two hundred fifty thousand United States dollars (US$1,250,000.00) in cash; (ii) the issuance of a seven hundred fifty United States dollars (US$750,000.00) principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of the Company's common stock. As part of the transaction, the Company entered into an employment agreement with Denise Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement is for a term of one (1) year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of one hundred twenty five thousand United States dollars (US$125,000.00) per year and a bonus of twenty five thousand United States dollars (US$25,000.00). Mrs. Dunne-Fushi was not affiliated with the Company prior to the acquisition.

         While the Company was a private company, the Company lacked sufficient independent directors to ratify many of the foregoing transactions. However, the Company's management believes that the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors or five percent (5%) Shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event that the Company enters into future affiliated transactions they will be approved by the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's counsel or independent legal counsel.

                                 PROPOSAL NO. 2

THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp, AS THE COMPANY'S INDEPENDENT CHARTERED ACCOUNTANTS FOR THE ENSUING YEAR.

         The Board of Directors has unanimously approved and unanimously recommends that the Shareholders ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year.

                            Shareholder Vote Required

         Ratification of the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independents chartered accountants for the ensuing year will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp, AS THE COMPANY'S INDEPENDENT CHARTERED ACCOUNTANTS FOR THE ENSUING YEAR.

                                 PROPOSAL NO. 3

                  RATIFICATION OF THE ADOPTION OF THE COMPANY'S
                             2000 STOCK OPTION PLAN

         At the Annual Meeting a vote will be taken on a proposal to ratify the adoption of the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan"), which contains 435,000 shares of common stock underlying stock options available for grant thereunder. The 2000 Stock Option Plan was adopted by the Board of Directors on April 27, 2000. A COPY OF THE 2000 PLAN IS ATTACHED HERETO AS EXHIBIT A. As of the date of this proxy, no options to purchase shares of the Company's common stock have been granted to the Company's employees, directors and outside consultants under the 2000 Stock Option Plan.

                          Description of the 2000 Plan

         The 2000 Stock Option Plan will be administered by the Company's Compensation Committee, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of the Company's common stock issuable upon the exercise of the options and the option exercise price

         The 2000 Stock Option Plan is effective for a period for ten (10) years, expiring in 2010. Options to acquire 435,000 shares of the Company's common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide the Company with their skills and expertise. The 2000 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2000 Stock Option Plan may be exercisable for up to ten (10) years, generally require a minimum three (3) year vesting period, and shall be at an exercise price all as determined by the Company's Compensation Committee provided that, the exercise price of any options may not be less than the fair market value of the shares of the Company's common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death.

         If: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than fifty percent (50%) of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors (each such event is referred to herein as a "Corporate Change"); no later than (a) ten (10) days after the approval by the Shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in clause (iv), the Company's Compensation Committee, acting in its sole discretion without the consent or approval of any optionee, shall act to effect one (1) or more of the following alternatives, which may vary among individual optionees and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Company's Compensation Committee, after which specified date all unexercised options and all rights of optionees thereunder shall terminate; (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding Options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the 2000 Stock Option Plan) as of a date before or after such Corporate Change, specified by the Company's Compensation Committee, in which event the Company's Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee a certain amount of cash per share;
(3) make such adjustments to options then outstanding as the Company's Compensation Committee deems appropriate to reflect such Corporate Change (provided, however, that the Company's Compensation Committee may determine in its sole discretion that no adjustment is necessary to options then outstanding); or (4) provide that the number and class of shares covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the optionee had been the holder of record of the number of shares of common stock then covered by such option.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one (1) year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant ninety (90) days to exercise the option, except for termination for cause which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 2000 Stock Option Plan, subject to applicable securities regulations.

         The 2000 Stock Option Plan may be terminated or amended at any time by the Company's Board of Directors, except that the number of shares of the Company's common stock reserved for issuance upon the exercise of options granted under the 2000 Stock Option Plan may not be increased without the consent of the Company's Shareholders.

                            Shareholder Vote Required

         Approval of the Company's 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

TO VOTE UPON THE RATIFICATION OF THE ISSUANCE OF MORE THAN 717,246 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON (I) THE CONVERSION OF THE COMPANY'S SERIES B EIGHT PERCENT (8%) CUMULATIVE CONVERTIBLE PREFERRED STOCK; (II) THE CONVERSION OF THE COMPANY'S SERIES A EIGHT PERCENT (8%) CUMULATIVE CONVERTIBLE PREFERRED STOCK; AND (III) THE EXERCISE OF WARRANTS (AS DEFINED HEREIN), WHICH REPRESENTS AN ISSUANCE OF MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, AND THEREFORE REQUIRES SHAREHOLDER APPROVAL UNDER THE RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         The National Association of Securities Dealers, Inc. ("Nash") rules require the Company to obtain Shareholder approval for the issuance of securities involving the sale of twenty percent (20%) or more of its common stock at less than fair market value. The National Association of Securities Dealers Automated Quotation System ("Nasdaq") may de-list the securities of any issuer that fails to obtain such Shareholder approval before the issuance of such securities. However, the corporate law of the Province of Ontario, the law under which the Company is incorporated, does not require any such Shareholder approval. Upon the effective dates of: (i) the conversion of the shares of the Company's Series B Eight Percent (8%) Cumulative Convertible Preferred Stock;
(ii) the conversion of the shares of the Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (iii) the exercise of the Warrants, as defined herein, the Company may issue more than twenty percent (20%) of its then issued and outstanding shares of common stock.

         On April 16, 2000, the Company issued: (i) 1,500 shares of Series B Eight Percent ( 8% ) Cumulative Convertible Preferred Stock, no par value per share; and (ii) warrants to purchase up to an aggregate of 300,000 shares of the Company's common stock (the "Warrants"), in consideration of one million five hundred thousand United States dollars (US$1,500,000) pursuant to a private placement offering. Each share of Series B Eight Percent (8%) Cumulative Convertible Preferred Stock has a stated value of one thousand United States dollars ($1,000) per share ("B Stated Value").

         The shares of Series B Eight Percent (8%) Percent Cumulative Convertible Preferred Stock are convertible into shares of the Company's common stock at the option of the holders the Series B Eight Percent (8%) Percent Cumulative Convertible Preferred Stock, at any time after issuance until such shares of Series B Eight Percent (8%) Percent Cumulative Convertible Preferred Stock are redeemed by the Company, under certain conditions.

         The holders of the shares of Series B Eight Percent (8%) Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any of the Company's funds legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of the Company's common stock, or other class of stock presently authorized, at the rate of Eight Percent (8%) simple interest per annum on the B Stated Value plus any accrued but unpaid dividends, when as and if declared ("B Dividends"). The Company has the option to pay such B Dividends in shares of the Company's common stock to be paid (based on the B Stated Value) in full shares only, with a cash payment equal to any fractional shares.

         The number of shares of the Company's common stock into which the Series B Eight Percent (8%) Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the B Stated Value and (B) at the holder's election, accrued and unpaid B Dividends on such shares, divided by
(ii) the "B Conversion Price". The B Conversion Price shall be the lesser of (x) three United States dollars and thirty seven and one half cents (US$3.375), or
(y) eighty percent (80%) of the average of the three (3) lowest "Closing B Bid Prices" for the ten (10) trading days immediately preceding the conversion of the respective shares of Series B Eight Percent (8%) Cumulative Convertible Preferred Stock. The "Closing B Bid Price" is defined as the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where the Company's common stock is then traded as reported by Bloomberg.

         At any time that the number of the Company's shares of common stock issued (A) upon conversion of the shares for Series B Eight Percent (8%) Cumulative Convertible Preferred Stock and (B) in lieu of B Dividend payments, shall equal twenty percent (20%) or more our outstanding common stock, the Company is required to (x) redeem, at a price per share equal to (A) the quotient of (i) the B Stated Value plus all accrued but unpaid B Dividends and
(ii) the B Conversion Price as if the Series B Eight Percent (8%) Cumulative Convertible Preferred Stock has been converted on the date of redemption, multiplied by (B) the average Closing B Bid Price of the Company's common stock for the five (5) trading days immediately preceding the date of redemption.

         The 300,000 Warrants issued in the offering are exercisable at any time and in any amount until April 16, 2005 at a purchase price of three United States dollars and seventy one cents (US$3.71) per share.

         In addition, On April 16, 2000, the Company issued: (i) 2,500 shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock, and (ii) 50,000 Warrants to purchase common stock, pursuant to a private placement offering. The 50,000 Warrants issued in the offering are exercisable at any time and in any amount until April 16, 2005 at a purchase price of three United States dollars and seventy one cents (US$3.71) per share.

         The shares of the Series A Eight Percent (8%) Cumulative Convertible Preferred Stock are convertible into shares of the Company's common stock at the option of the holders the Series A Eight Percent (8%) Cumulative Convertible Preferred Stock, at any time after issuance until either: (i) such shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock are converted at the option of the Company; or (ii) such shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock are redeemed by the Company, under certain conditions, at any time after the effective date of the registration statement which the Company is required to file with the Securities and Exchange Commission, pursuant to the terms of the Offering. The shares of the Series A Eight Percent (8%) Cumulative Convertible Preferred Stock have a stated value of one hundred United States dollars (US$100.00) per share (the "A Stated Value").

         The Company is obligated to file a registration statement on Form SB-2 with the Securities and Exchange Commission by February 28, 2000, pursuant to which the Company will register the shares of its common stock underlying the Series A Eight Percent (8%) Cumulative Convertible Preferred Stock (the Registration Statement"). The Company filed the Registration Statement with the Securities and Exchange Commission on April 25, 2000.

         The holders of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock are entitled to receive preferential dividends in cash, out of any funds of the Company legally available at the time of declaration of dividends before any other dividend distribution will be paid or declared and set apart for payment on any shares of the Company's common stock, or other class of stock presently authorized, at the rate of eight percent (8%) simple interest per annum on the A Stated Value per share (the "A Dividends"). The A Dividends are payable on a quarterly basis commencing on the quarter ending March 31, 2000 when as and if declared, provided however, that the A Dividends will be made in additional shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock at a rate of one (1) share of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock for each one hundred United States dollars (US$100) of such A Dividend not paid in cash. A Dividends may be paid at the Company's option with shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock only if the Company's common stock deliverable upon the conversion of the Series A Eight Percent (8%) Cumulative Convertible Preferred Stock will have been included for public resale in an effective registration statement filed with the Securities and Exchange Commission on the dates such A Dividends are payable and paid to the holders. The A Dividends shall be cumulative whether or not earned and shall be cumulative from and after December 30, 1999.

         The number of shares of the Company's common stock into which the Series A Eight Percent (8%) Cumulative Convertible Preferred Stock shall be convertible shall be equal to (i) the sum of (A) the A Stated Value per share and (B) at the holder's election, accrued and unpaid A Dividends on such share, divided by (ii) the "A Conversion Price". The A Conversion Price shall be the lesser of (x) ninety percent (90%) of the average "Closing A Bid Prices" for the three (3) trading days immediately preceding December 30, 1999, or (y) eighty percent (80%) of the average of the three (3) lowest "Closing A Bid Prices" for the ten (10) trading days immediately preceding the conversion of the respective shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock. The "Closing A Bid Price" shall mean the closing bid price as reported on the Nasdaq SmallCap Market or the principal market or exchange where the Company's common stock is then traded. The holders of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock may exercise their right to conversion only if the aggregate A Stated Value of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock to be converted is equal to at least five thousand United States dollars (US$5,000.00), unless if at the time of such conversion, the aggregate A Stated Value of all of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock is less than five thousand United States dollars (US$5,000.00), then the whole amount of the remaining shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock may be converted.

         At any time after the effective date of the Registration Statement, the Company has the option to redeem any or all of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock by paying to the holders a sum of money equal to one hundred thirty five percent (135%) of the A Stated Value of the aggregate of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock being redeemed plus the United States dollar amount of the accrued A Dividends, if the A Conversion Price of the shares of Series A Eight Percent (8%) Cumulative Convertible Preferred Stock on the trading day prior to the date of redemption is less than two United States dollars (US$2.00).

                            Shareholder Vote Required

         The ratification of the issuance of more than 717,246 shares of the Company's common stock, if necessary, upon: (i) the conversion of the shares of the Company's Series B Eight Percent (8%) Cumulative Convertible Preferred Stock; (ii) the conversion of the shares of the Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (iii) the exercise of the Warrants, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of common stock, will require the affirmative vote of a majority of the shares of common stock in person or represented by proxy at the Annual Meeting and entitled to vote on the issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock in connection with: (i) the conversion of the shares of the Company's Series B Eight Percent (8%) Cumulative Convertible Preferred Stock; (ii) the conversion of the shares of the Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (iii) the exercise of the Warrants.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE ISSUANCE OF MORE THAN 717,246 SHARES OF THE COMPANY'S COMMON STOCK, IF NECESSARY, UPON
(I) THE CONVERSION OF THE COMPANY'S SERIES B EIGHT PERCENT (8%) CUMULATIVE CONVERTIBLE PREFERRED STOCK; (II) THE CONVERSION OF THE COMPANY'S SERIES A EIGHT PERCENT (8%) CUMULATIVE CONVERTIBLE PREFERRED STOCK; AND (III) THE EXERCISE OF WARRANTS, WHICH REPRESENTS AN ISSUANCE OF MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, AND THEREFORE REQUIRES SHAREHOLDER APPROVAL UNDER THE RULES OF THE NASD.

                             SECTION 16(a) REPORTING

             Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent (10%) or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 1999, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

             The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Annnual Meeting by one (1) or more Shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                             SOLICITATION OF PROXIES

             The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

             In order to be included in the proxy materials for the Company's next Annual Meeting of Shareholders, Shareholder proposals must be received by the Company on or before October 31, 2000.

                                   FORM 10-KSB

             A copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission is available to shareholders free of charge by writing to:

                      ThinkPath.com Inc.
                      55 University Avenue, Suite 505
                      Toronto, Ontario M5J 2H7
                      Attention: Corporate Secretary

                              FINANCIAL STATEMENTS

             The Company's audited consolidated financial statements for the fiscal year ended December 31, 1999 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 10-KSB and are incorporated by herein by reference.

By order of the Board of Directors, May 9, 2000
/s/ Declan A. French
-----------------------------------
Chairman of the Board of Directors

                                                                       EXHIBIT A

                               THINKPATH.COM INC.
                             2000 STOCK OPTION PLAN

I.       Purpose of the Plan

         The THINKPATH.COM INC. 2000 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of THINKPATH.COM INC., an Ontario corporation (the "Company"), and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain service providers ("Optionees") the option ("Option") to purchase common shares of the Company ("Shares"), as hereinafter set forth.

         Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options.

II.      Administration

         (a) The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (b) The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

         (c) The provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of Ontario.

III.      Option Agreements

         (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or Shares or a combination of cash and Shares equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided that, except as provided in subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) having a fair market value equal to such option price.

         (b) For all purposes under the Plan, the fair market value of a Share on a particular date shall be equal to the mean of the high and low sales prices of the Shares (i) reported by the SmallCap Market of NASDAQ on that date or (ii) if the Shares are listed or quoted on a national stock exchange or quotation system, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Shares on the most recent date on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Each Option and all rights granted thereunder shall not be transferable and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

         (d) The Committee shall have the discretion to determine a vesting schedule for any Option granted under the Plan. Unless otherwise determined by the Committee, Options granted under the Plan shall vest at a rate of 1/3 per year over three years and be exercisable prior to the day following the first anniversary of the date on which the Options concerned are granted.

         (e) The expiry date of an Option (the "Expiry Date") shall be the earlier of the date fixed by the Committee, as set forth in the individual Option Agreement, and the date established, if applicable, in clauses (i) to
(iii) below, provided that such date shall not be later than the tenth anniversary of the date on which the Option is granted.

         (i) If an Optionee ceases affiliation with the Company or an affiliate by reason of death, permanent disability or retirement at or after age 65, the Expiry Date shall be the first anniversary of the occurrence.

        (ii) If an Optionee ceases affiliation with the Company or an affiliate for any other reason (other than termination of his or her employment or other service for cause), the Expiry Date shall be the date that is 90 days following the occurrence.

       (iii) If an Optionee ceases affiliation with the Company or an affiliate upon the termination of his or her employment or other service for cause, then the Expiry Date shall be the date on which the Company or its affiliate gives notice to the Optionee of his or her termination.

IV.    Eligibility of Optionee

         (a) Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are directors (but not also employees) of the Company or any such parent or subsidiary corporation. Subject to required regulatory approvals, Options may also be granted to consultants, advisors and similar parties who provide their skills and expertise to the Company or its affiliates. Options may be granted to the same individual on more than one occasion.

         (b) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds US$100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

         (c) The aggregate number of Shares reserved for issuance pursuant to Options granted to any one Optionee shall not exceed 5% of the number of Shares outstanding (on a non-diluted basis) at the time of such grant.

V.    Shares Subject to the Plan

         (a) The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 435,000 Shares. Such shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3 and applicable Canadian securities legislation.

         (b) The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to Shares subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate share certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI.    Option Price

         The purchase price of Shares issued under each Option shall be determined by the Committee, but in no case shall such purchase price be less than the fair market value of the Shares subject to the Option on the date the Option is granted.

VII.     Term of Plan

         The Plan, shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such shareholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.


VIII.    Recapitalization or Reorganization

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are Shares as presently constituted, but, if and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure ( a "recapitalization"), the number and class of Shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of Shares then covered by such Option. If:

         (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity);

        (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

       (iii) the Company is to be dissolved and liquidated;

        (iv) any person or entity, including a "group" as contemplated by
             Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or

         (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change");

no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual
Optionee:

         (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate;

         (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares;

         (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or

         (4) provide that the number and class of shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the Optionee had been the holder of record of the number of Shares then covered by such Option.

         (d) For the purposes of clause (2) in subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:

         (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction;

        (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or

       (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.

In the event that the consideration offered to shareholders of the Company in any transaction described in this subparagraph (d) or in subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (e) Any adjustment provided for in subparagraphs (b) or (c) above shall be subject to any required shareholder action.

         (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share.

IX.     Amendment or Termination of the Plan

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee, and provided further that the Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan or change the class of individuals eligible to receive Options under the Plan without the approval of the shareholders of the Company.

X.    Securities Laws

         (a) The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of the Company's securities and to the listing requirements of any stock exchange or market on which the Shares may then be listed or quoted. The Company shall not be obligated to issue any Shares pursuant to any Option granted under the Plan at any time when the offering of the Shares covered by such Option has not been registered under the United States Securities Act of 1933 or otherwise qualified for distribution under such other U.S. state and federal and Canadian provincial laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from applicable prospectus and registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

Additional Plan Provisions, if required:

         In addition, until such time as the Plan has been approved by a majority of the votes cast at a meeting of shareholders (other than votes attaching to securities beneficially owned by (A) an insider (within the meaning of the Securities Act (Ontario)) of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and (B) an associate (within the meaning of the Securities Act (Ontario)) of any person who is an insider by virtue of (A) above (such persons herein referred to as "Insiders"):

         (i) the number of Shares reserved for issuance pursuant to Options granted to Insiders shall not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more service providers, including a share purchase from treasury that is financially assisted by the Company by way of loan, guarantee or otherwise (a "Share Compensation Arrangement") over the preceding one-year period;

        (ii) the issuance to any one Insider and such Insider's Associates, within a one-year period, of Shares on the exercise of Options may not exceed 5% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period; and

       (iii) the issuance to all Insiders, within a one-year period, of Shares on the exercise of Options, may not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period.

      GENERAL PROXY - ANNUAL MEETING OF SHAREHOLDERS OF THINKPATH.COM INC.

                  The undersigned hereby appoints Declan A. French, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ThinkPath.com Inc. (the "Company"), to be held at the principal executive offices of the Company located at 55 University Avenue, Suite 505, Toronto, Ontario, on June 12, 2000 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated May 19, 2000 and with the discretionary powers upon all other matters which come before the Annual Meeting or any adjournment thereof.

This Proxy is solicited on behalf of ThinkPath.com Inc.'s Board of Directors.

1. To elect seven (7) directors to hold office for the term of one (1) year:

            _____ FOR ALL NOMINESS             _____WITHELD FOR ALL NOMINEES

   INSTRUCTION: To withhold authority to vote for any individual director nominee, write that director nominee's name in the space provided below.

--------------------------------------------------------------------------------


2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year:

           _____ FOR                 _____AGAINST      _____ABSTAIN

3. To adopt the Company's 2000 Stock Option Plan:

           _____ FOR                 _____AGAINST      _____ABSTAIN

4. To ratify the issuance of more than 717,246 shares of the Company's common stock, if necessary, upon: (i) the conversion of the Company's Series B Eight Percent (8%) Cumulative Convertible Preferred Stock; (ii) ) the conversion of the Company's Series A Eight Percent (8%) Cumulative Convertible Preferred Stock; and (iii) the exercise of Warrants, which represents an issuance of more than twenty percent (20%) of the issued and outstanding shares of the Company's common stock, and therefore requires shareholder approval under the rules of the National Association of Securities Dealers, Inc.

           _____ FOR                 _____AGAINST      _____ABSTAIN

5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

--------------------------------------------------------------------------------
                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.


                                                    Date:                 , 2000
                                                         -----------------

                                                    ----------------------------
                                                     (Print name of Shareholder)

                                                    ----------------------------
                                                    (Print name of Shareholder)

                                                    ----------------------------
                                                              Signature

                                                    ----------------------------
                                                             Signature

                                                     Number of Shares
                                                                     -----------

                                                     Note: Please sign exactly
                                                           as name appears in
                                                           the Company's
                                                           records. Joint owners
                                                           should each sign.
                                                           When signing as
                                                           attorney, executor or
                                                           trustee, please give
                                                           title as such.